UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2005

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On January 28, 2005, Albemarle Corporation (the “Company”) completed the issuance and sale of 573,000 shares of its common stock, $.01 par value per share, at a public offering price of $34.00 per share in connection with the partial exercise by the Underwriters (as defined below) of the overallotment option granted by the Company to the Underwriters pursuant to the Underwriting Agreement, dated as of January 13, 2005 (the “Underwriting Agreement”), among the Company and the shareholders of the Company listed on Schedule II thereto and Bear, Stearns & Co. Inc., UBS Securities LLC and Banc of America Securities LLC, and the other several underwriters named in Schedule I thereto (the “Underwriters”).

A copy of the Underwriting Agreement is included as Exhibit 1.1 hereto and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

1.1	Underwriting Agreement, dated as of January 13, 2005, among the Company, the shareholders of the Company listed on Schedule II thereto and Bear, Stearns & Co. Inc., UBS Securities LLC and Banc of America Securities LLC, and the other several underwriters named in Schedule I thereto (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 1-12658) filed on January 20, 2005).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated as of January 13, 2005, among the Company, the shareholders of the Company listed on Schedule II thereto and Bear, Stearns & Co. Inc., UBS Securities LLC and Banc of America Securities LLC, and the other several underwriters named in Schedule I thereto (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 1-12658) filed on January 20, 2005).

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